Exhibit 10.23

QUIT CLAIM ASSIGNMENT

Whereas, I, Curtis Amplatz, a citizen of the United States of America residing at 1200 Juno Ave., St. Paul, Minnesota 551116, am a named inventor of the inventions disclosed and claimed in U.S. Patent Nos. 5,725,552 and 6,123,715; am a named licensor in a License Agreement between Microvena Corporation and Frank Kotula, Kurt Amplatz and Curtis Amplatz (dated November 7, 1994 and executed by me on November 7, 1994); am a named inventor on a Royalty Agreement between AGA Medical Corporation and Frank Kotula, Curtis Amplatz (dated April 22, 1996 and executed by me on May 8, 1996); and am a named assignor of the Assignment executed by me on May 8, 1996 and recorded in the Patent and Trademark Office reel 7996, frame 0869 on May 14, 1996.

Whereas, AGA Medical Corporation, a Minnesota corporation having a principal place of business at 682 Mendelssohn Avenue, Golden Valley, Minnesota 55427 (hereinafter referred to as “AGA Medical”) has asserted ownership rights in the inventions disclosed in U.S. Patent Application Serial No. 08/272,335, filed July 8, 1994; the inventions disclosed and claimed in U.S. Patent Nos. 5,725,552 and 6,123,715; the License Agreement between Microvena Corporation and Frank Kotula, Kurt Amplatz and Curtis Amplatz dated November 7, 1994; the Royalty Agreement between AGA Medical Corporation and Frank Kotula, Curtis Amplatz dated April 22, 1996; and the Assignment executed on May 8, 1996 and recorded in the Patent and Trademark Office reel 7996, frame 0869 on May 14, 1996; and

Whereas, the parties to this Quit Claim Assignment wish to resolve certain ownership issues in the inventions disclosed in U.S. Patent Application Serial No. 08/272,335, filed July 8, 1994; the inventions disclosed and claimed in U.S. Patent Nos. 5,725,552 and 6,123,715; the License Agreement between Microvena Corporation and Frank Kotula, Kurt Amplatz and Curtis Amplatz dated November 7, 1994; the Royalty Agreement between AGA Medical Corporation and Frank Kotula, Curtis Amplatz dated April 22, 1996; and the Assignment executed on May 8,

1996 and recorded in the Patent and Trademark Office reel 7996, frame 0869 on May 14, 1996.

NOW, THEREFORE, be it known that for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Curtis Amplatz, hereby assigns, transfers and conveys to AGA Medical, whatever rights, title and interest he may now have or has ever had in and to the inventions disclosed and claimed in U.S. Patent Nos. 5,725,552 and 6,123,715 and any know how related thereto; and the License Agreement between Microvena Corporation and Frank Kotula, Kurt Amplatz and Curtis Amplatz dated November 7, 1994. Further, Curtis Amplatz conveys, assigns and transfers unto said AGA Medical, the full and exclusive right, title and interest he may now have or ever had to the inventions disclosed in U.S. Patent Application Serial No. 08/272,335, filed July 8, 1994 and U.S. Patent Nos. 5,725,552 and 6,123,715 in the United States and its territorial possessions and in all foreign countries, and the entire right, title and interest in and to any and all Letters Patent which may be granted therefore in the United States and its territorial possessions and in any and all foreign countries and in and to any and all divisions, reissues, continuations and extensions thereof.

Further, Curtis Amplatz agrees that he will communicate to said AGA Medical Corp. or its representatives any facts known to him respecting said inventions, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuation, substitution, renewal and reissue applications, execute all necessary assignment papers to cause any and all of said Letters Patent to be issued to said AGA Medical Corp., make all rightful oaths and generally do everything possible to aid said AGA Medical Corp., its successors and assigns, to obtain and enforce proper protection for said inventions in the United States and in any and all foreign countries.

Curtis Amplatz hereby represents, warrants and covenants that he has full right to convey the entire right, title and interest herein assigned, and that he has not executed, and will not execute, any agreements in conflict herewith.

Further, Curtis Amplatz hereby represents, warrants and covenants that no assignment,

license, transfer, conveyance or agreement for any of the foregoing have been made by him which affects, includes or involves any rights or ownership interest he has in any of the above identified inventions, agreements, patent applications or patents, with the exception of that certain Royalty Agreement between AGA Medical Corporation and Curtis Amplatz and Frank Kotula as identified “Inventors” executed by Kurt Amplatz on behalf of AGA Medical Corporation on April 27, 1996 and by Curtis Amplatz on May 8, 1996, that certain Royalty Agreement between AGA Medical Corporation and Curtis Amplatz executed of even date herewith, both of which remain in full force and affect, and that certain Assignment executed by Curtis Amplatz on May 8, 1996 and recorded in the Patent and Trademark Office reel 7996, frame 0869 on May 14, 1996.

IN TESTIMONY WHEREOF, I have hereunto set my hand this 11 day of November, 2000.

/s/ Curtis Amplatz
Curtis Amplatz

STATE OF MINNESOTA)
)ss.
COUNTY OF RAMSEY )

On this 22 day of November, 2000, before me, a Notary Public for and within the County aforesaid, personally appeared Curtis Amplatz, to me known to be the person described in the foregoing Assignment, and he acknowledged to me that he executed the same as his free act and deed.

/s/ Marian L. Mix
Notary Public

(SEAL)